UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 20, 2024

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

1-32414
(Commission File Number)

Texas	72-1121985
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

5718 Westheimer Road, Suite 700

Houston, Texas 77057

(Address of Principal Executive Offices)

713.626.8525

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00001	WTI	New York Stock Exchange

 Item 8.01 Other Events.

On November 20, 2024, W&T Offshore, Inc., a Texas corporation (the “Company”) filed a prospectus supplement with the Securities and Exchange Commission to the Company’s Shelf Registration Statement on Form S-3 (File No. 333-282595), registering shares of the Company’s common stock, par value $0.00001 per share, issuable pursuant to the At-The-Market Equity Distribution Agreement, dated March 18, 2022, by and among the Company, Stifel, Nicolaus & Company, Incorporated and Roth Capital Partners, LLC. Kirkland & Ellis LLP, special counsel to the Company, has issued a legal opinion relating to the shares of the Company’s common stock issuable under the At-The-Market Equity Distribution Agreement.

The foregoing description is qualified in its entirety by reference to the full text of the Opinion of Kirkland & Ellis LLP, which is attached as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated in this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
5.1	Opinion of Kirkland & Ellis LLP, pursuant to At-The-Market Equity Distribution Agreement
23.1	Consent of Kirkland & Ellis LLP, pursuant to At-The-Market Equity Distribution Agreement (included as part of Exhibit 5.1 hereto)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC.
(Registrant)

Dated: November 20, 2024	By:	/s/ Sameer Parasnis
	Name:	Sameer Parasnis
	Title:	Executive Vice President and Chief Financial Officer